SUBSCRIPTION AGREEMENT

      THIS AGREEMENT is made and entered into this 15th day of May, 1997, by and between ADINA, INC. a Delaware Corporation (hereinafter referred to as "ADINA"), and DANIEL WETTREICH,
(hereinafter referred to as "Wettreich"), the President and Director of Adina.

                          Subscription

Wettreich hereby subscribes for 42,450,000 common shares, par value $0.001, of ADINA on the following terms and conditions:

                         Consideration

      1. The stock shall be paid for by the transfer of 6,029,921 restricted common shares of Alexander Mark Investments
(USA), Inc. ("AMI Shares") from Wettreich to Adina.

     2. Closing of this Agreement to take place on May 15, 1997 at Dallas, Texas or such other time and place as the parties may agree.

                        Representations

      3. ADINA hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

           (a)   ADINA   has  the proper corporate  authority  to
execute this subscription and issue the shares as set out below;

          (b) There are no liens, pledges, chattel mortgages, or other encumbrances of any kind against the ADINA Shares;

           (c) There are no undisclosed interests, present or future, in the ADINA Shares, nor does ADINA know of any assertion of such an interest;

          (d) ADINA is not required by any provision of federal, state, or local law to take any further action or to seek any governmental approval of any nature prior to the issuance by it of the ADINA Shares;

          (e) There are no outstanding or existing provisions of an agreement it is a party to that would prevent, limit, or condition the issuance of the ADINA Shares to Wettreich;

            (f) There are no provisions of any contract, indenture, or other instrument to which ADINA is a party or to which the ADINA Shares are subject which would prevent, limit, or condition the issuance of the ADINA Shares to Wettreich.

           (g)   ADINA's Certificate of Incorporation, Bylaws  or
other   agreement  or  corporate  resolution  does  not   require
stockholder approval prior to ADINA issuing ADINA Shares to Wettreich.

      4. Wettreich hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

           (a)   In executing this Agreement to acquire the ADINA
Shares, Wettreich is acting solely for himself and for no other person, firm, partnership, corporation, or entity;

          (b) Wettreich's assets and net worth are sufficient to permit its to purchase the ADINA Shares in accordance with the terms of this Agreement;

           (c) Wettreich is not prevented by any federal, state, or local law or by any provision of any contract, mortgage, indenture, or other instrument from purchasing the ADINA Shares as contemplated by this Agreement;

           (d) Wettreich has had access to the extent it deems necessary to the financial information of ADINA sufficient to permit it to evaluate the business of ADINA and thereby evaluate the merits and risks associated with the purchase of the ADINA shares herein described;

           (e) Wettreich understands that ADINA has had a varied business history and that the ADINA Shares that it will be acquiring must be regarded as speculative and subject to a high degree of risk. Wettreich has received no assurance whatsoever as to the value of the ADINA Shares nor has ADINA or any other officer or director of ADINA made any representations or promises to Wettreich regarding any potential appreciation in value of the ADINA Shares.

                        ADINA Covenants

     5.   ADINA hereby covenants as follows:

           (a) At the Closing, ADINA shall undertake to deliver to Wettreich certificates for the ADINA Shares representing shares purchased;

           (b) From the date hereof, ADINA shall take no action that would encumber or restrict the ADINA Shares subject to this subscription or their exchange or transfer;

          (c) ADINA will file all required disclosure documents required by the Federal Securities Laws upon the execution and consummation of this agreement.

                     Wettreich's Covenants

     6.   Wettreich hereby covenants as follows:

           (a) At the Closing, Wettreich shall deliver to ADINA certificates for the AMI Shares as set out in paragraph 1.

            Issuance of Shares and Rights of Shares

      7.    ADINA  shall issue said shares in the name of  Daniel
Wettreich, 17770 Preston Road, Dallas, Texas  75252.

      8. Wettreich shall execute a stock power to transfer the AMI Shares into the name of ADINA, Inc., 17770 Preston Road,
Dallas, Texas  75252.

      9. Wettreich understands and agrees that ADINA will not issue any shares until they are fully paid for.

      10. Wettreich both agree that the following or similar restrictive legend shall be placed on the certificates and that stop transfer orders shall be entered against said shares:

          THE  SHARES  REPRESENTED BY THIS  CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT  OF 1933 (THE "ACT"), AND ARE "RESTRICTED
          SECURITIES" AS THAT TERM IS DEFINED  IN  RULE
          144  UNDER  THE ACT, THE SHARES  MAY  NOT  BE
          OFFERED   FOR   SALE,   SOLD   OR   OTHERWISE
          TRANSFERRED  EXCEPT PURSUANT TO AN  EFFECTIVE
          REGISTRATION  STATEMENT  UNDER  THE  ACT   OR
          PURSUANT  TO  AN EXEMPTION FROM  REGISTRATION
          UNDER  THE ACT, THE AVAILABILITY OF WHICH  IS
          TO  BE ESTABLISHED TO THE SATISFACTION OF THE
          COMPANY.

                         Miscellaneous

      11. It is understood and agreed that Wettreich and ADINA and their representatives (including counsel and accountants) shall each keep confidential any information (unless readily ascertainable from public or published information or trade sources) obtained from the other, concerning their properties, operations and business.

      12. All covenants, representations and warranties by ADINA and Wettreich shall be true and correct as of the Closing, shall survive the Closing, and shall bind Wettreich and ADINA and their heirs and assigns as to any breach thereof not disclosed in writing or known to the parties prior to the Closing.

      13. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive or any other remedy, and each remedy shall be cumulative and shall be in addition to all other remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Wettreich or ADINA shall not constitute a waiver of the right to pursue other available remedies.

      14.   In  the  event  that any part of  this  Agreement  is
determined   by   a  court  of  competent  jurisdiction   to   be
unenforceable, the balance of the Agreement shall remain in full force and effect.

     15. ADINA hereby indemnifies Wettreich and Wettreich hereby indemnifies ADINA for any breach of any representation, warranty or covenant herein contained, including all costs associated with any resulting litigation or investigation thereof.

     14. This Agreement shall be construed according to the laws of the State of Texas.


      IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

                         DANIEL WETTREICH








                         ADINA, INC.




                         By:
                              Robert Gregory
                              Director